AMENDMENT TO LOAN SALE AGREEMENT


     This Amendment To Loan Sale Agreement (the "Amendment") is made this 12th day of September, 1996 between:

    (i)  Florida Gaming Corporation ("FGC");

    (ii) Bank of Oklahoma, National Association ("BOK");
and,

    (iii)  BOK DPC Asset Holding Corporation, an Oklahoma
           Corporation ("DPC").

    In consideration of the mutual promises and covenants hereinafter set forth (the adequacy of which FGC, BOK and DPC hereby expressly acknowledge), and intending to be legally bound hereby, FGC, BOK, and DPC agree as follows:

(1) Purpose of this Amendment. FGC, BOK and DPC have heretofore entered into that certain Agreement dated July 3, 1996 respecting the sale by BOK to FGC of the WJA Notes as defined therein (the "Agreement"). The capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement. FGC, BOK, and DPC desire to amend the Agreement. This Amendment sets forth the agreement of FGC, BOK and DPC respecting the terms and conditions of the Agreement which shall be amended.

(2) Amendment of Paragraph 10(c) of Agreement. Existing Paragraph 10(c) of the Agreement shall be deleted in its entirety and the following substituted therefor:

         "This subparagraph (c) has been intentionally omitted."

(3) Amendment of Paragraph 2(a) of Agreement.  Existing Paragraph
    2(a) of the Agreement shall be deleted in its entirely and the following substituted therefor:

    "(a) The purchase price ("Purchase Price") shall be:

         (i)      Two Million United States Dollars (the
                  "Cash Consideration"); and,

         (ii) Six Hundred Fifteen Thousand Three Hundred and Eighty-five (615,385) shares, subject to adjustment as hereafter provided, of $0.10 par value common stock of FGC (the "FGC Common Stock" or the "Stock Consideration").

         (iii) A non-interest bearing promissory note (the "FGC Note") in the principal amount of One Million United States Dollars ($1,000,000) which note shall be in the form and content of Exhibit C attached hereto.

         (iv)     A secured interest bearing promissory
                  note (the "Secured Note") in the
                  principal amount of Six Million United
                  States Dollars ($6,000,000) which note
                  shall be in the form and content of
                  Exhibit D attached hereto."

(4) Amendment of Paragraph 2(e) of Agreement. The existing paragraph 2(e) of the Agreement shall be deleted and the following new Paragraph 2(e) shall be substituted therefor:

    "(e) The Stock Consideration shall be paid not later than the third business day following the Closing, subject to the entry of a consent order by the Division of Pari-mutuel Wagering with the Florida Department of Business and Professional
         Regulation (the "Division"), by the delivery, in escrow to the escrow agent (as hereafter defined, the Escrow Agent), of usual and customary certificates in good form acceptable to counsel for BOK (provided such acceptance shall not be unreasonably withheld or delayed) representing the Stock Consideration duly registered in the name of DPC. The escrow agent shall be BancOklahoma Trust Company. The Escrow
         Agent shall hold the Stock Consideration in trust pursuant to the terms of the consent order entered by the Division. In the event the Division does not approve the acquisition on or before January 1, 1999, the Escrow Agent shall return the Stock Consideration to FGC."

(5) New Paragraph 2(g). The following new paragraph 2(g) shall be added:

    "(g) The Secured Note shall be secured by a security interest in the WJA Notes which security interest shall be in the form and content of Exhibit E attached hereto (the "Security
         Agreement")."

(6) New Paragraph 2(h). The following new paragraph 2(h) shall be added:

    "(h) The Secured Note and the Security Agreement shall be executed and delivered at the Closing.
         At the Closing, FGC shall pay BOK (together with and in the same manner as the Cash
         Consideration) a loan fee of Sixty Thousand
         United States Dollars (US$60,000).

(7) Amendment of Paragraph 9(c) of Agreement. Existing paragraph 9(c) of the Agreement is hereby deleted and the following new paragraph 9(c) substituted therefor in its entirety:

    "(c) This Paragraph has been intentionally omitted."

(8) New Paragraph 11. Existing Paragraph 11 of the Agreement shall be deleted in its entirety and the following substituted therefor:

    "The Closing. The closing (the "Closing" of the Purchase shall take place on the first business day following the first day on which all conditions precedent to the obligations of FGC, BOK and DPC shall have been fulfilled or waived (the "Closing Date"). At the Closing:

    (a) BOK shall perform the obligations required of BOK by the provisions of paragraph 3 above.

    (b) FGC shall pay the Purchase Price to BOK and perform the obligations of FGC required of FGC by the provisions of paragraph 2 above.

    (c) FGC shall deliver a certificate of its Secretary certifying to the correctness of FGC borrowing resolutions by which the Board of Directors of FGC shall have authorized the execution and delivery of the FGC Note, the Secured Note, and the Security Agreement.

(9) Enforceability of Agreement.   As amended by this Amendment,
    the Agreement shall continue to be in full force and effect in accordance with its terms. The word Agreement as used in the Agreement shall mean the Agreement as amended by this Amendment.

(10) Shares of FGC Common Stock. FGC, BOK, and DPC hereby agree that the Stock Consideration, as adjusted in accordance with paragraph 2(c), consists of 703,297 shares of FGC Common
         Stock.

(11) Date of Closing. FGC, BOK, and DPC hereby agree that the Closing shall occur on Thursday, September 12, 1996.

(12) Miscellaneous Provisions. The Miscellaneous Provisions of the Agreement are hereby incorporated herein by this reference.

    Dated and effective the date first set forth above.

                                   "FGC"
                              FLORIDA GAMING CORPORATION

                     By /s/ W. B. Collett, Chairman & C.E.O.

                                   "BOK"
                              BANK OF OKLAHOMA,
                                  NATIONAL ASSOCIATION

                     By /s/ Paul D. Mesmer,
                        Senior Vice President


                              "DPC"
                              DPC ASSET HOLDING CORPORATION

                     By /s/ Paul D. Mesmer,
                        Senior Vice President